UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

202 S. Dean St. Englewood, NJ 07631
(Address of principal executive offices)

(201) 258-3770

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2017 and December 27, 2017, Jerrick Media Holdings, Inc. (the “Company”) entered into Securities Purchase Agreements with two accredited investors (the “Investors”) for the issuance and sale of (i) 15% Secured Convertible Promissory Notes (the “Notes”) in the principal aggregate amount of $200,000, convertible into shares of the Company’s common stock, par value $0.001 per share ( “Common Stock”), at a price of $0.20 per share (the “Conversion Price”), and (ii) five-year warrants (the “Warrants”) to purchase the number of shares of Common Stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”).

The Notes pay interest at the rate of 15% per annum and mature on the second anniversary of the date of issuance. For so long as the Notes are outstanding, if the Company issues shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, except for Excepted Issuances (as defined in the Notes), for a consideration at a price per share, or having a conversion, exchange or exercise price per share less than the Conversion Price of the Notes immediately in effect prior to such sale or issuance, then immediately prior to such sale or issuance the Conversion Price of the Notes shall be reduced to such other lower price.

The Notes are secured indebtedness of the Company and shall be secured by a second priority lien on all the assets of the Company and its subsidiaries; provided, however, that the Company will be permitted to enter into a traditional revolving credit facility secured by receivables with a maximum borrowing capacity of $1,000,000.

The Warrants are immediately exercisable at the Exercise Price, subject to adjustment.

If while any of the Notes and Warrants are outstanding, there is not an effective registration statement covering all of the shares of Common Stock underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Notes, and the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such shares underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Notes such Investor requests to be registered.

The Securities Purchase Agreements, Notes, and Warrants contain representations, warranties, and other provisions customary for transactions of this nature.

The foregoing description does not constitute a complete summary of the terms of the Warrants, the Securities Purchase Agreements, or the Debentures, and is qualified in its entirety by reference to the full text of the Warrants, Securities Purchase Agreements, and the Debentures, forms of which are filed as Exhibit 4.1, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Item 1.01 is hereby incorporated by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference.

The securities issued pursuant to the Offering were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
4.1	Form of Warrant*
10.1	Form of Subscription Agreement*
10.2	Form of Promissory Note*

*Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: January 2, 2018	By:	/s/ Jeremy Frommer
Jeremy Frommer Chief Executive Officer

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